EXHIBIT 99.1

FOR IMMEDIATE RELEASE: December 13, 2022

Aspen Group Reports Revenue of $17.1 million for Second Quarter Fiscal 2023

•	Restructuring plan increases year-over-year gross margin to 60% from 51%, and narrows net loss to $(2.3) million from $(2.9) million
•	Adjusted EBITDA of $0.5 million versus $(0.7) million in prior year quarter
•	Positive operating cash flow of $1.0 million versus $(1.0) million in prior year quarter

NEW YORK – December 13, 2022 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI” or the “Company”), an education technology holding company, today announced financial results for its second quarter fiscal year 2023 ended October 31, 2022.

Second Quarter Fiscal Year 2023 Summary Results

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
$ in millions, except per share data
Revenue	$17.1	$18.9	$36.0	$38.4
Gross Profit[1]	$10.2	$9.7	$18.4	$20.1
Gross Margin (%)[1]	60%	51%	51%	52%
Net Income (Loss)	$(2.3)	$(2.9)	$(6.0)	$(3.7)
Earnings (Loss) per Share	$(0.09)	$(0.11)	$(0.24)	$(0.15)
EBITDA[2]	$(0.6)	$(1.9)	$(2.8)	$(1.8)
Adjusted EBITDA[2]	$0.5	$(0.7)	$(0.6)	$(0.2)

_______________________

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs and services, and amortization expense of $0.5 million and $0.5 million, and $1.0 million and $0.9 million for the three and six months ended October 31, 2022 and 2021, respectively.

2 Non-GAAP financial measures. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

“We are encouraged by our second quarter results which reflect the impact of reduced marketing and general and administrative spend as part of our restructuring initiative that we launched in the prior quarter,” said Michael Mathews, Chairman, and CEO of AGI. “Gross margin improved by 900 basis points on lower revenue, and we narrowed our net loss and delivered positive adjusted EBITDA. USU’s revenue grew 9%, due to continued strong demand for the MSN-FNP program, which helped to offset the expected decline in AU revenue coming from the teach-out of our BSN pre-licensure program and lower marketing spend.”

“The restructuring initiated in the first quarter of fiscal year 2023 reduced cash used in operations in the second quarter by $4.6 million, enabling AGI to generate positive operating cash flow of $1 million,” continued Mr. Mathews. “At the end of Q2, we issued an 8-K stating that AGI and the Arizona State Board for Private Postsecondary Education entered into a revised stipulated agreement that reduces AU’s surety bond requirement from $18.3 million to $5.5 million and requires a teach-out of the core component of the pre-licensure program, among other requirements. As a result, our surety bond provider has recently agreed to return $1.5 million of the $5 million cash previously being held as collateral, providing additional cash for operations.”

Mr. Mathews concluded, “As previously stated, we engaged Lampert Capital Advisors to assist with securing an accounts receivable (AR) financing agreement. After conducting due diligence on our accounts receivable, Lampert has begun outreach to prospective lenders.”

Fiscal Q2 2023 Financial and Operational Results (compared to Fiscal Q2 2022)

Revenue decreased by 10% to $17.1 million compared to $18.9 million. The following table presents the Company’s revenue, both per-subsidiary and total:

	Three Months Ended October 31,
	2022	$ Change	% Change	2021
AU	$10,341,903	$(2,416,948)	(19)%	$12,758,851
USU	6,732,644	551,284	9%	6,181,360
Revenue	$17,074,547	$(1,865,664)	(10)%	$18,940,211

AU revenue decreased by $2.4 million or 19% in Fiscal Q2 2023 compared to Fiscal Q2 2022, with the pre-licensure program accounting for $0.5 million of the decrease. The remainder of the decrease is primarily due to lower post-licensure enrollments attributed to lower marketing spend related to the restructuring initiated in Fiscal Q1 2023. The active student body at AU decreased from 11,184 at October 31, 2021 to 7,973 at October 31, 2022.

USU revenue increased 9% compared to Fiscal Q2 2022 due primarily to USU's MSN-FNP program, the USU post-licensure degree program with the highest concentration of students and the highest LTV. The active student body at USU decreased from 3,134 at October 31, 2021 to 2,984 at October 31, 2022.

GAAP gross profit increased 6% to $10.2 million in Fiscal Q2 2023 compared to $9.7 million Fiscal Q2 2022, and sequentially 25% from $8.2 million in Fiscal Q1 2023. The increases were primarily due to lower cost of revenue associated with the marketing spend decrease to $0.8 million in Fiscal Q2 2023, down from $4.0 million in Fiscal Q2 2022 and $4.5 million in Fiscal Q1 2023. The reduction in marketing spend is part of the Company’s Fiscal Q2 2023 restructuring initiatives.

Gross margin was 60% compared to 51% in Fiscal Q2 2022 and 43% in Fiscal Q1 2023. AU gross margin was 60% versus 50%, and USU gross margin was 67% versus 58%.

During Fiscal Q2 2023, AU instructional costs and services represented 34% of AU revenue, and USU instructional costs and services represented 29% of USU revenue. During Fiscal Q2 2023, AU marketing and promotional costs represented 2% of AU revenue, while USU marketing and promotional costs represented 3% of USU revenue.

The following tables present the Company’s net (loss) income, both per subsidiary and total:

	Three Months Ended October 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net (loss) income	$(2,293,640)	$(5,150,209)	$1,067,885	$1,788,684
Net loss per share	$(0.09)

	Three Months Ended October 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net (loss) income	$(2,852,258)	$(5,059,164)	$1,329,813	$877,093
Net loss per share	$(0.11)

Net loss decreased 20% to $(2.3) million in Fiscal Q2 2023 compared to a loss of $(2.9) million Fiscal Q2 2022. The decrease was primarily due to the improvement in the gross margin. Also included in the Fiscal Q2 2023 net loss are spend reductions of approximately $4.5 million related to the restructuring plan implemented in Fiscal Q2 2023 consisting of a $3.7 million decrease in marketing spend and a $0.8 million decrease is general and administrative and other spend. Offsetting the Fiscal Q2 2023 decrease in general and administrative spend related to the restructuring are increases in stock compensation costs due to the reversal of expense for performance awards in Fiscal Q1 2022 and costs related to regulatory matters. Included in the AGI net loss is interest expense of $0.7 million compared to $0.1 million. The Fiscal Q2 2023 interest expense includes a 1% commitment fee of $0.2 million on the undrawn 2022 Revolving Credit Facility, which will not repeat in subsequent quarters.

The following tables present the Company’s Non-GAAP measures, both per subsidiary and total. See reconciliations of GAAP to non-GAAP financial measures under “Non-GAAP–Financial Measures” starting on page 5.

	Three Months Ended October 31, 2022
	Consolidated	AGI Corporate	AU	USU
EBITDA	$(603,364)	$(4,362,762)	$1,852,192	$1,907,206
EBITDA Margin	(4)%	NM	18%	28%
Adjusted EBITDA	$537,339	$(3,726,004)	$2,114,530	$2,148,813
Adjusted EBITDA Margin	3%	NM	20%	32%

	Three Months Ended October 31, 2021
	Consolidated	AGI Corporate	AU	USU
EBITDA	$(1,891,060)	$(4,880,535)	$2,013,581	$975,894
EBITDA Margin	(10)%	NM	16%	16%
Adjusted EBITDA	$(715,148)	$(4,149,243)	$2,332,308	$1,101,787
Adjusted EBITDA Margin	(4)%	NM	18%	18%

Operating Metrics

New Student Enrollments

New student enrollments decreased 46% year-over-year from 2,380 to 1,290. Over the past five quarters, new student enrollments were impacted by the enrollment stoppage at our pre-licensure campuses and the reduction in marketing spend.

Five quarters of new student enrollments are shown below:

	New Student Quarterly Enrollments
	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
Aspen University	1,750	1,301	1,010	868	784
USU	630	481	525	447	506
Total	2,380	1,782	1,535	1,315	1,290

New student enrollments, bookings and ARPU for Q2’23 versus Q2’22 are shown below (rounding differences may occur):

	Second Quarter Bookings[1] and Average Revenue Per Enrollment (ARPU)[1]
	Q2'22 Enrollments	Q2'22 Bookings [1]	Q2'23 Enrollments	Q2'23 Bookings [1]	Percent Change Total Bookings & ARPU [1]
Aspen University	1,750	$26,134,500	784	$8,450,250
USU	630	$11,226,600	506	$9,016,920
Total	2,380	$37,361,100	1,290	$17,467,170	(53)%
ARPU		$15,698		$13,540	(14)%

_____________________

1 “Bookings” are defined by multiplying Lifetime Value (LTV) by new student enrollments for each operating unit. “Average Revenue Per Enrollment” (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

Total Active Student Body

AGI's active degree-seeking student body, including AU and USU, declined 23% year-over-year to 10,957 from 14,318. AU's total active student body decreased by 29% year-over-year to 7,973 from 11,184. On a year-over-year basis, USU's total active student body decreased by 5% to 2,984 from 3,134.

Five quarters of total active student body is shown below:

	Total Active Student Body by Quarter
	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
Aspen University	11,184	10,736	10,225	9,133	7,973
USU	3,134	2,988	3,109	2,915	2,984
Total	14,318	13,724	13,334	12,048	10,957

Nursing Students

Students seeking nursing degrees were 9,392, or 86% of total active students at both universities. Of the students seeking nursing degrees, 8,269 are RNs studying to earn an advanced degree, including 5,517 at Aspen University and 2,752 at USU. In contrast, the remaining 1,123 nursing students are enrolled in Aspen University’s BSN Pre-Licensure program. The majority of the year-over-year Aspen University nursing student body decrease is a result of the enrollment stoppage and teach out of the pre-licensure program and the $3.1 million reduction in marketing spend in the second quarter of fiscal 2023 as compared to the same quarter of fiscal 2022.

	Nursing Student Body by Quarter
	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
Aspen University	9,531	9,116	8,632	7,686	6,640
USU	2,911	2,773	2,890	2,708	2,752
Total	12,442	11,889	11,522	10,394	9,392

Liquidity

At October 31, 2022, the Company had unrestricted cash of $2.3 million and restricted cash of $6.4 million. The restricted cash balance includes $5 million for an approximately $18.3 million surety bond required by the Arizona State Board for Postsecondary Education, which was reduced to $5.5 million on October 31, 2022 in a revised stipulated agreement.

In a subsequent event following the close of the quarter on October 31, 2022, the surety bond firm recently agreed to return to the Company $1.5 million of the $5 million restricted cash they were holding as collateral for the bond, which will be used for general operating purposes.

Cash flow used in operations for the six months ended October 31, 2022 was $2.6 million. Approximately $2.3 million of cash used in operations is attributed to our EBITDA loss and $0.3 million is attributed to changes in working capital primarily related to increases in short-term and long-term monthly payment plan accounts receivable and deferred revenue. Management believes the Company is positioned to generate positive operating cash flow in the second half of fiscal 2023 as a result of the restructuring plan initiated late in the first quarter of fiscal 2023.

Conference Call

Aspen Group, Inc. will host a conference call to discuss its second quarter fiscal year 2023 results on Tuesday, December 13, 2022, at 4:30 pm ET. Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (877) 704-4453 (U.S.) or (201) 389-0920 (International), passcode 13734314.

Subsequent to the call, a transcript of the audio cast will be available from the Company’s website at www.aspu.com. A dial-in replay will be available starting at 7:30 pm ET on December 13, 2022 through 11:59 pm ET on December 20, 2022, which can be accessed by dialing toll-free (844) 512-2921 (U.S.) or (412) 317-6671 (International), passcode 13734314.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the second quarter of fiscal year 2023 and Q2 2023 Financial Results Presentation published on the Company’s website at www.aspu.com, on the Presentations page under Company Info.

Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable rules of the Securities and Exchange Commission (the “SEC”).

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin:

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Net loss	$(2,293,640)	$(2,852,258)	$(6,008,611)	$(3,723,146)
Interest expense, net	708,705	138,064	1,289,285	170,196
Taxes	46,501	5,900	76,822	156,910
Depreciation and amortization	935,070	817,234	1,856,178	1,596,643
EBITDA	(603,364)	(1,891,060)	(2,786,326)	(1,799,397)
Bad debt expense	450,000	350,000	800,000	700,000
Stock-based compensation	458,336	722,158	504,666	1,264,870
Non-recurring charges - Severance	—	—	125,000	19,665
Non-recurring charges (income) - Other	232,367	103,754	717,299	(394,366)
Adjusted EBITDA	$537,339	$(715,148)	$(639,361)	$(209,228)
Net loss Margin	(13)%	(15)%	(17)%	(10)%
Adjusted EBITDA Margin	3%	(4)%	(2)%	(1)%

The following tables present a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin by business unit:

	Three Months Ended October 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(2,293,640)	$(5,150,209)	$1,067,885	$1,788,684
Interest expense, net	708,705	710,237	(1,239)	(293)
Taxes	46,501	8,350	27,776	10,375
Depreciation and amortization	935,070	68,860	757,770	108,440
EBITDA	(603,364)	(4,362,762)	1,852,192	1,907,206
Bad debt expense	450,000	—	225,000	225,000
Stock-based compensation	458,336	404,391	37,338	16,607
Non-recurring charges - Other	232,367	232,367	—	—
Adjusted EBITDA	$537,339	$(3,726,004)	$2,114,530	$2,148,813
Net income (loss) Margin	(13)%	NM	10%	27%
Adjusted EBITDA Margin	3%	NM	20%	32%

_____________________

NM – Not meaningful

	Three Months Ended October 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(2,852,258)	$(5,059,164)	$1,329,813	$877,093
Interest expense, net	138,064	139,239	(739)	(436)
Taxes	5,900	1,249	3,400	1,251
Depreciation and amortization	817,234	38,141	681,107	97,986
EBITDA	(1,891,060)	(4,880,535)	2,013,581	975,894
Bad debt expense	350,000	—	250,000	100,000
Stock-based compensation	722,158	672,967	23,298	25,893
Non-recurring charges - Other	103,754	58,325	45,429	—
Adjusted EBITDA	$(715,148)	$(4,149,243)	$2,332,308	$1,101,787
Net income (loss) Margin	(15)%	NM	10%	14%
Adjusted EBITDA Margin	(4)%	NM	18%	18%

Definitions

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total enrollments.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows for a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the expected impact of our efforts to reduce expenses, our ability to generate positive operating cash flow in the second half of fiscal 2023, continued strong demand for the MSN-FNP program, and our plans and efforts to locate and close an accounts receivable facility, and liquidity. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include management’s ability to navigate the challenges we face due to adverse regulatory developments and our ability to prepare and execute a viable business strategy following those events, the continued demand of nursing students for our programs, student attrition, national and local economic factors, competition from nursing schools in local markets, the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors, and the myriad of risks which may affect our ability to close an accounts receivable financing ranging from locating a willing lender to contractual difficulties including covenants which prevent us from closing a facility. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2022	April 30, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,306,480	$6,482,750
Restricted cash	6,423,525	6,433,397
Accounts receivable, net of allowance of $3,587,840 and $3,460,288, respectively	22,391,574	24,359,241
Prepaid expenses	1,600,945	1,358,635
Other current assets	775,524	748,568
Total current assets	33,498,048	39,382,591

Property and equipment:
Computer equipment and hardware	1,573,046	1,516,475
Furniture and fixtures	2,219,245	2,193,261
Leasehold improvements	7,613,240	7,179,896
Instructional equipment	756,568	715,652
Software	10,990,705	10,285,096
Construction in progress	—	2,100
	23,152,804	21,892,480
Less: accumulated depreciation and amortization	(10,206,811)	(8,395,001)
Total property and equipment, net	12,945,993	13,497,479
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	7,900,000
Courseware, net	278,208	274,047
Long-term contractual accounts receivable	16,335,657	11,406,525
Deferred financing costs	331,423	369,902
Operating lease right-of-use assets, net	14,271,481	12,645,950
Deposits and other assets	536,517	578,125
Total assets	$91,108,759	$91,066,051

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	October 31, 2022	April 30, 2022
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Accounts payable	$2,814,399	$1,893,287
Accrued expenses	3,147,485	2,821,432
Deferred revenue	8,772,017	5,889,911
Due to students	3,165,651	4,063,811
Operating lease obligations, current portion	2,204,342	2,036,570
Other current liabilities	554,946	130,262
Total current liabilities	20,658,840	16,835,273

Long-term debt, net	14,904,556	14,875,735
Operating lease obligations, less current portion	18,455,549	16,809,319
Total liabilities	54,018,945	48,520,327

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at October 31, 2022 and April 30, 2022	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized,
25,460,849 issued and 25,305,363 outstanding at October 31, 2022
25,357,764 issued and 25,202,278 outstanding at April 30, 2022	25,461	25,358
Additional paid-in capital	112,634,162	112,081,564
Treasury stock (155,486 at both October 31, 2022 and April 30, 2022)	(1,817,414)	(1,817,414)
Accumulated deficit	(73,752,395)	(67,743,784)
Total stockholders’ equity	37,089,814	42,545,724
Total liabilities and stockholders’ equity	$91,108,759	$91,066,051

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Revenue	$17,074,547	$18,940,211	$35,968,460	$38,371,206

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,347,008	8,789,201	16,552,559	17,382,769
General and administrative	10,883,118	11,641,312	21,415,138	22,587,789
Bad debt expense	450,000	350,000	800,000	700,000
Depreciation and amortization	935,070	817,234	1,856,178	1,596,643
Total operating expenses	18,615,196	21,597,747	40,623,875	42,267,201

Operating loss	(1,540,649)	(2,657,536)	(4,655,415)	(3,895,995)

Other income (expense):
Interest expense	(710,372)	(139,502)	(1,291,665)	(173,041)
Other income (expense), net	3,882	(49,320)	15,291	502,800
Total other (expense) income, net	(706,490)	(188,822)	(1,276,374)	329,759

Loss before income taxes	(2,247,139)	(2,846,358)	(5,931,789)	(3,566,236)

Income tax expense	46,501	5,900	76,822	156,910

Net loss	$(2,293,640)	$(2,852,258)	$(6,008,611)	$(3,723,146)

Net loss per share - basic and diluted	$(0.09)	$(0.11)	$(0.24)	$(0.15)

Weighted average number of common stock outstanding - basic and diluted	25,282,947	24,957,046	25,242,833	24,935,793

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,008,611)	$(3,723,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	800,000	700,000
Depreciation and amortization	1,856,178	1,596,643
Stock-based compensation	504,666	1,264,870
Amortization of warrant-based cost	14,000	27,583
Amortization of deferred financing costs	269,133	19,643
Amortization of debt discounts	59,000	18,056
Common stock issued for services	24,500	—
Loss on asset disposition	—	36,442
Non-cash lease benefit	(229,809)	(63,099)
Tenant improvement allowances received from landlords	418,280	816,591
Changes in operating assets and liabilities:
Accounts receivable	(3,761,463)	(7,699,220)
Prepaid expenses	(242,310)	(520,685)
Other current assets	(26,956)	47,901
Accounts receivable, other	—	45,329
Deposits and other assets	41,608	(15,357)
Accounts payable	921,112	636,136
Accrued expenses	326,053	(268,088)
Due to students	(898,160)	472,159
Deferred revenue	2,882,106	3,366,227
Other current liabilities	424,685	(211,918)
Net cash used in operating activities	(2,625,988)	(3,453,933)
Cash flows from investing activities:
Purchases of courseware and accreditation	(48,532)	(149,751)
Disbursements for reimbursable leasehold improvements	(418,280)	(816,591)
Purchases of property and equipment	(842,044)	(1,883,310)
Net cash used in investing activities	(1,308,856)	(2,849,652)
Cash flows from financing activities:
Proceeds from sale of common stock, net of underwriter costs	9,535	—
Payment of commitment fee for 2022 Credit Facility	(200,000)	—
Payments of deferred financing costs	(60,833)	—
Borrowings under the 2018 Credit Facility	—	5,000,000
Proceeds from stock options exercised	—	56,034
Net cash (used in) provided by financing activities	(251,298)	5,056,034

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Six Months Ended October 31,
	2022	2021
Net decrease in cash, cash equivalents and restricted cash	$(4,186,142)	$(1,247,551)
Cash, cash equivalents and restricted cash at beginning of period	12,916,147	13,666,079
Cash, cash equivalents and restricted cash at end of period	$8,730,005	$12,418,528

Supplemental disclosure cash flow information:
Cash paid for interest	$802,167	$98,904
Cash paid for income taxes	$22,522	$157,552

Supplemental disclosure of non-cash investing and financing activities:
Warrants issued as part of the 2018 Credit Facility amendment	$—	$137,500

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	October 31,
	2022	2021
Cash and cash equivalents	$2,306,480	$10,985,131
Restricted cash	6,423,525	1,433,397
Total cash, cash equivalents and restricted cash	$8,730,005	$12,418,528